                                                                   EXHIBIT 10.29

                                iTRACS SUBLEASE

     THIS SUBLEASE (the "Sublease") is executed this 27th day of February, 2001, by and between Integrated Information Systems, Inc., a Delaware corporation ("Sublandlord"), and iTRACS Corporation, a Delaware corporation ("Subtenant").

RECITALS:

     A. Sublandlord, as "Tenant," and AmberJack, Ltd. ("Master Landlord"), as "Landlord," previously entered into that certain Lease and Lease Addendum dated December 8, 1998, a copy of which is attached hereto as Exhibit D (the "Master Lease"), pursuant to which, Master Landlord leased to Sublandlord certain premises more particularly described therein.

     B. Subtenant desires to sublease the western portion of the Master Lease premises identified as "Suite 190" and described more completely in Section 3(k) below (the "Premises") from Sublandlord on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   AGREEMENT

     1. Sublease. Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the Premises commencing on the Commencement Date and expiring on the Expiration Date, each as respectively defined in Sections 3(f) and 3(g) (the "Term"), at the rental and upon all the covenants set forth herein.

     2. Master Lease. Except as may be inconsistent with the terms of this Sublease, all of the terms, covenants and conditions contained in the Master Lease are hereby incorporated by this reference into, and made a part of, this Sublease, and shall be applicable with the same force and effect as if Sublandlord were the "Landlord" under the Master Lease and Subtenant were the "Tenant" thereunder. In this regard, Subtenant hereby assumes, covenants and agrees with Sublandlord to perform and be bound by and subject to all of the terms and conditions contained in the Master Lease to be performed by the "Tenant" thereunder or by which the "Tenant" is bound under the Master Lease as the same relate to the Premises. Sublandlord does not assume the obligations of the Master Landlord under the provisions of the Master Lease, but shall exercise due diligence in attempting to cause Master Landlord to perform its obligations under the Master Lease for the benefit of Subtenant. Sublandlord grants Subtenant the right at its option, to enforce Sublandlord's rights under the Master Lease as they affect or relate to the Premises. If any of the express provisions of this Sublease conflict with the terms of the Master Lease, such conflict shall be resolved in favor of the express provisions of this Sublease.

3. Basic Lease Provisions.

      a. Building Property Address: 1501 West Fountainhead Parkway, Tempe, Arizona, 85282.

      b. Sublandlord's Address for Notices: Integrated Information Systems, Inc., 1560 West Fountainhead Parkway, Suite 200, Tempe, Arizona, 85282, Attention: Legal Department, with a copy to Snell & Wilmer, L.L.P., One Arizona Center, Phoenix, Arizona, 85004-2202, Attention:
          Sharon Fabian, Esq.

      c. Subtenant's Address for Notices: 1501 West Fountainhead Parkway, Suite 190, Tempe, Arizona, 85282, Attention: John Reedy. Copy to Jenner and Block 330 North Wabash, 40th Floor, 1 IBM Plaza, Chicago, IL, 60611,
          Attention: Craig R. Culbertson.

      d.  Master Landlord: AmberJack, Ltd.

      e. Master Landlord's Address for Notices: c/o Birtcher Arizona, 2400 South 55th Street, Tempe, Arizona, 85282.

      f.  Commencement Date: April 1, 2001.

      g.  Expiration Date: 11:59 p.m. on July 31, 2003.

      h.  Base Rent:

                     Time Period              Monthly         Annual Rent per
                                               Rent                RSF

               April 1, 2001-May 31, 2001       $0                 $0
               June 1, 2001-December 31, 2001 $18,650            $20.00
               January 1, 2002-July 31, 2003  $20,515            $22.00

      i.  Payee of Rent: Integrated Information Systems, Inc.

      j. Address for Payment of Rent: 1560 West Fountainhead Parkway, Suite 200, Tempe, Arizona, 85282, Attention: Accounting Department.

      k. Description of Premises: The premises covered by this Sublease consist of approximately 11,190 rentable square feet of space of the first floor of the building (Suite 190) located at the address set forth in
          (a) above (the "Building") as shown on Exhibit A hereto (the "Premises").

      l.  Subtenant's Percentage Share of Building Operating Expenses: 6.93%

      m.  Security Deposit: $18,650.

4. Signage. Subtenant shall have the right to place a sign behind the reception desk and signs on the two main doors accessing the Premises identifying the Subtenant's business.

5. Parking. Subtenant shall at all times during the Term of this Sublease have the right to use and occupy 31 covered reserved parking spaces, all located in the parking facilities adjacent to the Premises and identified on Exhibit B attached hereto and made part hereof, at no additional cost or expense to the Subtenant.

6. Right to Examine. At any time and from time to time, Subtenant may examine the books and records of Sublandlord relating to the Premises and the leased premises subject to the Master Lease. Sublandlord agrees to make such books and records available to Subtenant at Sublandlord's premises which are subject to the Master Lease.

7. Rent. Subtenant agrees to pay all rents and other charges owed to Sublandlord pursuant to this Sublease to Sublandlord at its notice address as set forth in Paragraph 3(b) hereof, Attention: Accounting Department. Subtenant agrees to pay all sales, rental and/or transaction privilege taxes on the rents and charges (except for Sublandlord's income or similar tax) now or hereafter imposed by any taxing authority upon Sublandlord's receipt of Base Rent from Subtenant pursuant to this Sublease. Any charges due and payable under this Section 7 or as elsewhere provided in this Sublease which are not Base Rent payments shall be considered additional rent. Notwithstanding anything to the contrary contained herein or in the Master Lease, Sublandlord shall pay all Operating Expenses (as defined in the Master Lease) with respect to the Premises for, through and including calendar year 2001. Commencing January 1, 2002, Subtenant shall pay its Percentage Share, as defined in Section 3 (1), of Building Operating Expenses in excess of the actual Building Operating Expenses for calendar year 2001. If Sublandlord provides Subtenant with written notice of an estimate, calculated using commercially reasonable judgment, of such amount for the upcoming calendar year, Subtenant shall pay 1/12th of such amount each month at the same time Subtenant pays its Base Rent. Within ninety (90) days following the expiration of each such calendar year, Sublandlord shall provide Subtenant with a reconciliation of actual Building Operating Expenses as compared to the estimated Building Operating Expenses and the 2001 base year Building Operating Expenses. In the event Subtenant made an overpayment, Sublandlord shall promptly refund Subtenant such amount. In the event of an underpayment, Subtenant shall pay such discrepancy by the later of (i) thirty (30) days after reconciliation thereof, or (ii) the next due date for Base Rent. Sublandlord agrees to deliver any and all estimates and statements regarding Operating Expenses received from Master Landlord within two (2) days after Sublandlord's receipt thereof.

8. Security Deposit. Concurrently with Subtenant's execution of this Sublease, Subtenant shall deposit with Sublandlord a cash sum in the amount stated in
    Section 3(m) of the Basic Lease Provisions (the "Security Deposit"). Sublandlord shall hold the Security Deposit as security for the performance of Subtenant's obligations under this Sublease and under the Master Lease. Sublandlord shall not be required to keep this security deposit separate from its general funds and Subtenant shall not be entitled to interest thereon. If Subtenant defaults on any provision of this Sublease or of the Master Lease beyond the applicable cure or grace period, Sublandlord may, without prejudice to any other available remedy, apply all or part of the Security Deposit to any rental or other sums in default; to any amount Sublandlord may spend or be obligated to spend exercising or protecting its rights under the Sublease or the Master Lease; or to any reasonable expense, loss or damage Sublandlord may suffer because of Subtenant's default. In the event Sublandlord is required to apply any portion of the Security Deposit, Subtenant shall, within five (5) days following written notice thereof from Sublandlord, replenish the Security Deposit by the amount so applied by Sublandlord. The Security Deposit (less any amounts necessary to cure any then existing defaults or to make any necessary repairs) shall be returned to Subtenant within thirty (30) days after the expiration or other termination of the Sublease.

 9. Use. Subtenant shall at all times use the Premises in accordance with the terms of the Master Lease and all applicable laws, rules, codes, regulations and ordinances.

10. Condition of Premises/Early Occupancy. Subtenant agrees to accept the Premises in "as is" condition, and agrees that Sublandlord shall not be obligated to perform or be responsible for any construction, alteration, maintenance or repair with respect to all or any portion of the Premises. Notwithstanding the foregoing Sublandlord agrees that (i) the custom fitted reception desk existing in the Premises, shall remain therein for Subtenant's use, and (ii) Sublandlord shall duly and timely repair and restore in a good workmanlike manner, all areas disturbed by Sublandlord's removal of any fixtures or improvements prior to Subtenant's occupancy of the Premises. Provided that Master Landlord has consented to this Sublease in writing and Subtenant has paid the Security Deposit required in Section 3(m), Subtenant shall be permitted access to the Premises on or before March 15, 2001 for the purposes of preparing the Premises for its use and occupancy and making the Subtenant Improvements (as defined in Section 11
     (c)), provided that all provisions of this Sublease (except the provisions relating to the payment of any Base Rent or additional rent) shall apply during any such early occupancy period.

11.  Maintenance and Repairs.

          a. Maintenance. During the Term hereof and at Subtenant's sole cost and expense, Subtenant shall keep and maintain the Premises and any fixtures, facilities and equipment contained thereon, in good condition and repair and otherwise in compliance with this Sublease, the Master Lease and all applicable laws, ordinances, codes, rules and regulations, and in conformity with the rules and regulations of underwriters' fire prevention agencies ordinary wear and tear and damage due to casualty or condemnation excepted.

          b. Repairs and Reconstruction. Subtenant shall promptly and at its sole cost and expense repair any damage or destruction to the Premises which occurs during the term of this Sublease and is directly caused by Subtenant or Subtenant's employees, agents, contractors or business invitees which are not required to be made by Master Landlord under the Master Lease. The repairs shall be completed in a good and workmanlike manner in accordance to all applicable laws, ordinances, codes, rules and regulations or the governing political agency.

       c. Alterations or Improvements. Sublandlord agrees that Subtenant may make and construct all improvements to the Premises described in Exhibit C attached hereto (the "Subtenant Improvements"). Except for the Subtenant Improvements, Subtenant shall not make, or permit to be made, any alterations or additions to any electrical, plumbing, heating or cooling systems, nor shall Subtenant make any interior alterations or improvements in the Premises without the prior written consent of Sublandlord which shall not be unreasonably withheld, and without complying with all requirements of the Master Lease, including that of approval by the Master Landlord. Subtenant shall promptly pay all costs, expenses and charges thereof, shall make such alterations and improvements in accordance with applicable laws and building codes and in a good and workmanlike manner, and shall fully and completely indemnify and defend (with counsel reasonably acceptable to Sublandlord and Master Landlord) Sublandlord and Master Landlord, as the case may be, from and against any mechanic's lien or other liens or claims in connection with the making of such alterations and/or improvements of a structural nature to the Premises. Subtenant shall promptly repair any damage to the Premises, or to the Building caused by any alterations, additions or improvements of the Premises by Subtenant.

       d. Sublandlord's Inspection Rights. Upon reasonable prior notice and without interfering with Subtenant's daily business operations, Sublandlord shall have the right to inspect the Premises, accompanied by a representative of the Subtenant, to assure Subtenant's compliance with the use provisions and maintenance, repair and reconstruction obligations of Subtenant under this Sublease, the Master lease and all applicable laws, ordinances, codes, rules and regulations.

12. Rights and Remedies. Nothwithstanding anything to the contrary contained in the Master Lease, in the event Subtenant defaults in the performance of its obligations under this Sublease, including but not limited to the payment of all rentals and other amounts provided herein, Sublandlord shall be entitled, within seven (7) days following receipt by Subtenant of notice thereof as to monetary defaults, and within seven (7) days of receipt by Subtenant of written or other notice with respect to any failure of performance of the other terms, conditions or covenants of this Sublease to be observed or performed by Subtenant, to exercise any and all of the rights and remedies available under this Sublease, at law or in equity, including, without limitation, the same rights and remedies against Subtenant as Master Landlord would have against Sublandlord in the event of default under the terms of the Master Lease. Any amount due from Subtenant to Sublandlord which is not paid when due shall bear interest at ten percent (10%) per annum until paid, but the payment of such interest shall not excuse nor cure the default.

13. Sublandlord's Right to Cure Defaults. At any time during the Term upon notice in writing to Subtenant, Sublandlord may, but is not obligated to, cure or otherwise discharge any default beyond any application cure period by Subtenant under this Sublease. Any and all costs or expenses which Sublandlord may expend or incur for this purpose, including but not limited to the payment of rent under the Master Lease, shall be due and payable in full promptly upon Sublandlord's written demand thereof. All costs and expenses incurred by Sublandlord under this paragraph shall bear interest at a rate of ten percent (10%) per annum for the time period commencing on the date Sublandlord incurs such cost or expense and ending on (and including) the date Subtenant reimburses Sublandlord therefor.

14. Performance. Subject to the prior written consent of Master Landlord, Sublandlord may direct Subtenant to perform directly to Master Landlord such obligations of Subtenant under this Sublease as Sublandlord shall designate, and such performance shall be applied in reduction of Subtenant's obligations under this Sublease.

15. No Waiver. No waiver of any breach or violation of any of the covenants, agreements and obligations of Subtenant by Sublandlord under this Sublease shall be construed, taken or held to be a waiver of any other breach or violation or a waiver, acquiescence in or consent to any further or succeeding breach or violation of the same covenant, agreement or obligation.

16. Indemnification. In addition to the waiver and indemnification provisions contained in the Master Lease and to the extent not due to the negligence or willful misconduct of Sublandlord, its employees, contractors, invitees or customers, Subtenant hereby waives all claims which it may have against Sublandlord, and Subtenant indemnifies and agrees to defend (with counsel acceptable to Sublandlord or its successors and assigns) and to hold Sublandlord and its successors and assigns harmless for, from and against any and all claims, damages or liabilities, including reasonable attorneys' fees and expenses, imposed upon, incurred by or asserted against Sublandlord or its successors and assigns which arise solely out of any violations by Subtenant of this Sublease or which may arise out of or are in any manner connected with Subtenant's use and occupancy of the Premises.

     Unless due to the negligence or willful misconduct of Subtenant, its agents, employees, or invitees, Sublandlord hereby indemnifies and agrees to defend (with counsel acceptable to Subtenant or its successors and assigns) and to hold Subtenant and its successors and assigns harmless for, from and against any and all claims, damages, or liabilities, including reasonable attorney's fees and expenses, imposed upon, incurred by or asserted against Subtenant or its successors and assigns which arise out of any violations by Sublandlord of this Sublease or of the Master Lease or which may arise out of or are in any manner connected with Sublandlord's use and occupancy of the "Leased Premises" demised to it pursuant to the Master Lease.

17. Insurance. Without limiting Subtenant's obligations to procure and maintain insurance satisfying the requirements of the Master Lease, all such insurance maintained by Subtenant with respect to the Premises during the Term of this Sublease shall name both Sublandlord and Master Landlord as additional insureds, as their respective interests may appear.

18. Subordination. This Sublease is subject and subordinate to all of the provisions of the Master Lease, and Subtenant shall not permit any act or omission that will violate any of the provisions of the Master Lease, or which could or would cause Sublandlord or Subtenant to be in violation thereof.

19. Termination of Master Lease. In the event of any termination of the Master Lease, this Sublease shall terminate and the parties shall be relieved from all further liabilities and obligations hereunder; provided, however, if this Sublease terminates as a result of any default of Subtenant under this Sublease or the Master Lease, or both, Subtenant shall be liable to Sublandlord for all damage actual and direct suffered by Sublandlord as a result of such termination and if this Sublease terminates as a result of any default of Sublandlord under this Sublease or Master Lease, or both, Sublandlord shall be liable to Subtenant for all damage actual and direct suffered by Subtenant as a result of such termination.

20. Holdover by Subtenant. In the event Subtenant remains in possession of the Premises or fails to remove its property from the Premises after the expiration of the Term or the earlier termination of this Sublease for any reason without executing a new agreement under which it may lawfully use and occupy the same, Subtenant shall fully and timely pay to Sublandlord such sums as the Master Lease requires the "Tenant" to pay. Notwithstanding anything to the contrary contained herein, the holding over by Subtenant shall create in Subtenant no right of occupancy of the Premises, without the prior written consent of Sublandlord and Master Landlord. Unless Sublandlord and Subtenant agree to the contrary in writing, Subtenant's occupancy of the Premises after the expiration of the Term or after the termination of this Sublease shall create a tenancy at Sufferance.

21. Removal Of Subtenant's Property. Notwithstanding anything to the contrary in the Master Lease, Subtenant shall, at Subtenant's sole cost and expense, remove all personal property including, but not limited to, equipment, furniture, fixtures and all other personal property of Subtenant on the Premises prior to the expiration or sooner termination of this Sublease or the Master Lease.

22. Transfer. Notwithstanding anything contained in the Master Lease, Subtenant shall not sell, transfer, convey, mortgage, sublet, quitclaim, pledge, assign, permit or suffer the use or occupancy of the Premises or any part thereof by anyone other than Subtenant or otherwise grant any party any interest in this Sublease or the Premises, in whole or in part, without Sublandlord's prior written consent which will not be unreasonably withheld, and the prior written consent of Master Landlord as set forth in the Master Lease. This Sublease and Subtenant's interest hereunder shall not be assignable by operation of law. Any attempted or actual transfer by Subtenant

    (whether by way of an assignment, sublease or otherwise) without Sublandlord's prior written consent shall be null and void and of no force or effect, shall convey no right or interest hereunder to the purported transferee. Any approved transfer of Subtenant's interest hereunder shall comply with all requirements of the Master Lease and Subtenant shall be responsible for the payment of all costs, fees and expenses incurred by Sublandlord related to such transfer not to exceed $2,500.00.

23. Quiet Enjoyment. Sublandlord has received no notice of any default under the Master Lease, and to its actual knowledge without investigation, Sublandlord is not aware of any default by Sublandlord under the Master Lease. Sublandlord represents that the Master Lease attached hereto is in full force and effect and has not been modified or amended and that Master Landlord is not in default under the Master Lease. Provided that Subtenant performs all of its duties and obligations under this Sublease and observes all of the terms and conditions of the Master Lease as they relate to the Premises sublet hereunder, Sublandlord shall not take any actions to disturb Subtenant's quiet enjoyment of the Premises.

24. Notices. All notices, demands and communications of any kind which either party to this Sublease may desire or be required to serve upon the other shall be in writing and served to the parties at the addresses set forth in Section 3 above. All such notices shall be served by documented personal service and shall be effective upon documented delivery or documented refusal to accept such delivery at the above-mentioned address, whereupon such service shall be deemed complete, or by depositing a copy thereof with the United States mail by certified or registered mail, postage prepaid with return receipt requested or an express delivery service, in which event such service shall be deemed complete on receipt by the addressee or documented failure to accept delivery or pick up the notice at the Post Office. Either party may change its address from time to time by notice given in accordance herewith.

25. Authority. Sublandlord and Subtenant represent and warrant that the individuals executing this Sublease are duly authorized by the entity on whose behalf they are signing, and that this Sublease is binding upon such entity.

26. Professional Fees and Costs. In the event of any legal action or proceeding brought by either party hereto against the other arising out of this Sublease, the prevailing party shall be entitled to recover its reasonable attorneys' fees incurred in such legal action or proceeding, together with all costs of such action or proceeding. In the event Sublandlord is required to use a collection agency, an attorney, or any other consultant in order to enforce the obligations of Subtenant under this Sublease, all such costs and expenses of Sublandlord shall be considered to be additional rent due under this Sublease and shall be due and payable within five (5) days of receipt of Sublandlord's documented invoice therefor and subject to interest at the rate set forth in Section 13 above if not timely paid.

     27. Sublandlord's Consent. Whenever Sublandlord's consent is required under this Sublease, it shall be reasonable for Sublandlord to condition its consent on the approval of the Master Landlord.

     28. Notices Under Master Leases. Within two (2) days after receipt thereof, Sublandlord shall deliver to Subtenant any and all notices that Sublandlord receives from Master Landlord under the Master Lease.

     29. Master Landlord's Consent. This Sublease is subject to and conditioned upon the written consent of Master Landlord, and the parties shall have no rights hereunder until the "Consent of Master Landlord" section of this Sublease is executed by Master Landlord. If Sublandlord is required to pay any fees to Master Landlord in connection with securing this consent, Subtenant shall reimburse Sublandlord for same upon consent to the Sublease by Master Landlord, in an amount not to exceed $150. In the event Sublandlord has not obtained Master Landlord's consent to the Sublease in the form attached hereto on or before March 15, 2001, then Subtenant may terminate this Sublease by delivering written notice thereof to Sublandlord.

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the date first set forth above.

SUBLANDLORD:                                SUBTENANT:

INTEGRATED INFORMATION                      iTRACS Corporation, a Delaware
SYSTEMS, INC., a Delaware corporation       corporation


By: /s/ Jeffrey Frankel                     By: /s/ John A. Reedy
    ------------------------------              --------------------------------

Its:  VP                                    Its: V.P. Finance & Administration
    ------------------------------               -------------------------------

                          CONSENT OF MASTER LANDLORD

          Master Landlord hereby consents to the foregoing Sublease and Addendum to Sublease without waiver of the restriction concerning further subletting. Further, Master Landlord agrees and acknowledges as follows:

     1. The Master Lease is in full force and effect and has not been modified or amended. The Tenant under the Master Lease and Sublandlord under this Sublease is not in default under the Master Lease and Master Landlord knows of no defaults by Master Landlord under the Master Lease.

     2. In consenting to this Sublease, Master Landlord agrees and acknowledges that the use of the Premises shall be for the purpose of business and sales offices of iTRACS Corporation.

     3. Master Landlord agrees to simultaneously deliver any notices to the Tenant under the Master Lease and to Subtenant at the address specified herein.

     4. Master Landlord agrees that Subtenant may make the Subtenant Improvements described in Section 11(c) of the Sublease and Exhibit A of the Addendum to Sublease, all without any further or additional approval requirements of Master Landlord (except as expressly set forth therein).

     5. Master Landlord agrees to allow Subtenant to examine the Master Landlord's books and records as provided in Paragraph 43 of the Addendum to the Master Lease.

     6. Notwithstanding anything in the Master Lease or the Rules and Regulations to the Contrary, Master Landlord agrees to enforce all rules and regulation uniformly amongst all tenants.



                                       MASTER LANDLORD:

                                       Birtcher Arizona, L.L.C., manager for

                                       AMBERJACK, LTD.



                                       By:  /s/ Theodore Raban
                                          --------------------------------------
                                       Its:   President
                                           -------------------------------------

                             ADDENDUM TO SUBLEASE
                             --------------------

     THIS ADDENDUM TO SUBLEASE (this "Addendum") is entered into this 5th day of March, 2001, by and between Integrated Information Systems, Inc., a Delaware corporation ("Sublandlord"), and iTRACS Corporation, a Delaware corporation ("Subtenant").

                                   RECITALS

     A. On February 27, 2001, Sublandlord and Subtenant entered into that certain iTRACS Sublease (the "Sublease"), pursuant to which Sublandlord agreed to lease to Subtenant and Subtenant agreed to lease from Sublandlord the Premises (as defined in the Sublease).

     B. Sublandlord and Subtenant now desire to amend the Sublease as set forth herein. All capitalized terms used herein but not defined herein, shall have the meaning ascribed to such term in the Sublease.

     NOW, THEREFORE, in consideration of the Premises and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties to this Addendum, the parties do hereby covenant and agree as follows:

     1. Sublandlord and Subtenant agree that Section 2 of the Sublease is deleted in its entirety and replaced with the following:

     "2. PROVISIONS REGARDING SUBLEASE. This Sublease and all the rights of parties hereunder are subject and subordinate to the Master Lease. Each party agrees that it will not, by its act or omission to act, cause a default under the Master Lease. In furtherance of the foregoing, the parties hereby confirm, each to the other, that it is not practical in this Sublease to enumerate all of the rights and obligations of the various parties under the Master Lease and specifically to allocate those rights and obligations in this Sublease. Accordingly, in order to afford to Subtenant the benefits of this Sublease and of those provisions of the Master Lease which by their nature are intended to benefit the party in possession of the Premises, and in order to protect Sublandlord against a default by Subtenant which might cause a default or event of default by Sublandlord under the Master Lease:

     A. Except as otherwise expressly provided herein, Sublandlord shall perform its covenants and obligations under the Master Lease which do not require for their performance possession of the Premises and which are not otherwise to be performed hereunder by Subtenant on behalf of Sublandlord. For example, Sublandlord shall at all times keep in full force and effect all insurance required of Sublandlord as tenant under the Master Lease.

     B. Except as otherwise expressly provided herein, Subtenant shall perform all affirmative covenants and shall refrain from performing any act which is prohibited by the negative covenants of the Master Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Premises. If practicable, Subtenant shall perform affirmative covenants which are also covenants of Sublandlord under the Master Lease at least two (2) days prior to the date when Sublandlord's performance is required under the Master Lease.

     C. Sublandlord shall not agree to an amendment to the Master Lease which might have an adverse effect on Subtenant's occupancy of the Premises or its use of the Premises for their intended purpose, unless Sublandlord shall first obtain Subtenant's prior written approval thereof.

     D. Sublandlord hereby grants to Subtenant the right to receive all of the services and benefits with respect to the Premises which are to be provided by Master Landlord under the Master Lease. Sublandlord shall have no duty to perform any obligations of Master Landlord which are, by their nature, the obligation of an owner or manager of real property. For example, Sublandlord shall not be required to provide the services or repairs which the Master Landlord is required to provide under the Master Lease. Sublandlord shall have no responsibility for or be liable to Subtenant for any default, failure or delay on the part of Master Landlord in the performance or observance by Master Landlord of any of its obligations under the Master Lease, nor shall such default by Master

           Landlord affect this Sublease or waive or defer the performance of any of Subtenant's obligations hereunder except to the extent that such default by Master Landlord excuses performance by Sublandlord, under the Master Lease. Notwithstanding the foregoing, the parties contemplate that Master landlord shall, in fact, perform its obligations under the Master Lease and in the event of any default or failure of such performance by Master Landlord, Sublandlord agrees that it will, upon notice from Subtenant, make demand upon Master Landlord to perform its obligations under the Master Lease and, provided that Subtenant specifically agrees to pay all costs and expenses of Sublandlord and provides Sublandlord with security reasonably satisfactory to Sublandlord to pay such costs and expenses, Sublandlord will take appropriate legal action to enforce the Master Lease."

           2. Sublandlord and Subtenant agree that Section 18 of the Sublease is deleted in its entirety without replacement.

           3.  Sublandlord and Subtenant agree that Exhibit C to the Sublease is
                                                    ---------
deleted in its entirety and replaced with Exhibit A attached hereto.
                                          ---------

           4. Except as and to the extent amended by this Addendum, the Sublease and all of the terms, conditions and provisions thereof shall, in all respects, remain unmodified and unchanged and are hereby reaffirmed, ratified and confirmed and shall remain in full force and effect.

           5. In the event of any conflict or inconsistency between the provisions of the Sublease and the provisions of this Addendum, the provisions of this Addendum shall control.

           6. This Addendum shall be binding upon and shall inure to the benefit of the parties hereto and their respective beneficiaries, successors and assigns.

           7. This Addendum may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Addendum as of the date first above written,


                               SUBLANDLORD:

                                    INTEGRATED INFORMATION SYSTEMS, INC.,
                                    a Delaware corporation


                                    By: /s/ DAVID A. WIRTHLIN
                                       --------------------------------

                                   Its: CFO
                                       --------------------------------

                               SUBTENANT:

                                    iTRACS Corporation, a Delaware corporation

                                    By: /s/ JOHN A. REEDY
                                       --------------------------------

                                   Its: V.P. Finance and Administration
                                       --------------------------------

                                   EXHIBIT A
                                   ---------


                        Approved Subtenant Improvements


The Master Landlord and Sublandlord, as part of the Sublease Agreement, hereby agree to the following Subtenant Improvements:

Patching of cracks, holes and other defects in walls

Painting of entire leased space

Subject to the approval of the Master Landlord (which approval shall not be unreasonably withheld), placement of iTRACS Corporation name on front entry doors

Placement of iTRACS name and logo on wall behind reception desk

Subject to the approval of the Master Landlord (which approval shall not be unreasonably withheld), placement of Suite number on front entry doors

Placement of furniture in front reception area

Placement of lighting (spot lights), and Access Camera in reception area

Placement of furniture and white boards in all of the offices, training room, conference rooms and cubicles

Placement of names on offices

Replacement of warn patches of carpet

Cleaning of carpet throughout leased space

Building out of a storage facility with modular furniture

Reconfiguring of the Sublandlord Telecommunications closet and wiring for the leased facility to satisfy Subtenant's telecommunications, data, facsimile and computing requirements

Replacement of projector, speakers and screen for training room that Sublandlord is taking from existing facility

Placement of coffee service in kitchen and outside romper room along with water and possibly soda service

Placement of scalers on front entry way

Replace passage sets with lock sets on office doors

Placement of electrical outlets (220 Volts) in server room

Removal of name decals on offices

Removal of window treatment on demo room

Removal of "Romper Room" door lettering

Addition of whiteboards in offices, conference rooms, training rooms and cubicles